Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2008, in the Registration Statement (Form S-11) and related Prospectus of MFResidential Investments, Inc. for the registration of $250,000,000 of its common stock.
/s/ Ernst & Young LLP
New York, NY
February 6, 2008